UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2019 (December 28, 2018)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

Reckson Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-84580	11-3233647
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Reckson Operating Partnership, L.P. (“Reckson”) is a wholly-owned subsidiary of SL Green Realty Corp. (the “Company”) and the Company’s operating partnership, SL Green Operating Partnership, L.P. (“SL Green OP” and together with the Company, the “Remaining Co-Obligors”). In connection with the release of Reckson from its obligations under the Indentures and Notes (each as defined below) in accordance with the contractual provisions contained in each agreement, on December 28, 2018, the Remaining Co-Obligors and Reckson, as applicable, entered into supplemental indentures (the “Supplemental Indentures”) to each of the Indentures providing for (i) the assumption (the “Assumption”) by SL Green OP of the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of the Indentures on the part of Reckson to be performed or observed and (ii) the release (the “Release”) of Reckson from all obligations and covenants under the Indentures and the Notes.

The Assumption and Release were in respect of:

•                  the 7.75% Senior Notes due 2020 (the “2020 Notes”) issued by the Remaining Co-Obligors and Reckson, of which $250 million aggregate principal amount were outstanding as of December 28, 2018; and

•                  the 4.50% Senior Notes due 2022 (the “2022 Notes” and together with the 2020 Notes, the “Notes”) issued by the Remaining Co-Obligors and Reckson, of which $300 million aggregate principal amount were outstanding as of December 28, 2018 .

The 2020 Notes were issued pursuant to an indenture, dated as of March 16, 2010 (the “2020 Notes Indenture”), among the Remaining Co-Obligors, Reckson and The Bank of New York Mellon, as trustee (the “Trustee”). The 2022 Notes were originally issued pursuant to an indenture, dated as of August 5, 2011 (the “Base Indenture”), among the Remaining Co-Obligors, Reckson and the Trustee, as amended by the second supplemental indenture, dated as of November 15, 2012 (the “Second Supplemental Indenture” and together with the Base Indenture, the “2022 Notes Indenture”), among the Remaining Co-Obligors, Reckson and the Trustee. The 2020 Notes Indenture and the 2022 Notes Indenture are collectively referred to herein as the “Indentures.”

The descriptions of the Indentures and the Supplemental Indentures contained in this report are qualified in their entirety by reference to the complete text of the applicable agreements. A copy of the 2020 Notes Indenture was previously filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 4.1 to the Company’s Current Report on Form 8-K on March 17, 2010 and is incorporated herein by reference. Copies of the Base Indenture and the Second Supplemental Indenture were previously filed with the Commission as Exhibits 4.1 to the Company’s Current Reports on Form 8-K on August 5, 2011 and November 15, 2012, respectively, and are incorporated herein by reference. Copies of the Supplemental Indentures are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference.

Item 8.01.             Other Events.

Contemporaneously with the Release, Reckson’s guarantees of its obligations under the following agreements were released according to their respective terms:

•                  the Second Amended and Restated Credit Agreement, dated as of November 21, 2017, among the Remaining Co-Obligors, as borrowers, each of the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and certain other parties thereto;

•                  the  indenture, dated as of October 5, 2017, between SL Green OP and the Trustee, as amended by the  first supplemental indenture, dated as of October 5, 2017, and the second supplemental indenture, dated as of August 7, 2018, each among the Remaining Co-Obligors, Reckson and the Trustee, pursuant to which the 3.250% Senior Notes due 2022 and the Floating Rate Notes due 2021 were issued; and

•                  the note purchase agreement, dated as of November 10, 2015, among the Remaining Co-Obligors, Reckson and certain institutional investors thereto, pursuant to which the 4.27% Senior Notes due 2025 were issued.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

4.1

First Supplemental Indenture, dated as of December 28, 2018, among SL Green Realty Corp., SL Green Operating Partnership, L.P., Reckson Operating Partnership, L.P. and The Bank of New York Mellon, as Trustee, to the Indenture, dated as of March 16, 2010, among SL Green Realty Corp., SL Green Operating Partnership, L.P., Reckson Operating Partnership, L.P. and The Bank of New York Mellon, as Trustee.

4.2

Third Supplemental Indenture, dated as of December 28, 2018, among SL Green Realty Corp., SL Green Operating Partnership, L.P. and The Bank of New York Mellon, as Trustee, to the Indenture, dated as of August 5, 2011, among SL Green Realty Corp., SL Green Operating Partnership, L.P., Reckson Operating Partnership, L.P. and The Bank of New York Mellon, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP., its general partner

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

RECKSON OPERATING PARTNERSHIP, L.P.
By: WYOMING ACQUISITION GP LLC, its general partner

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Treasurer

Date:  January 2, 2019